Exhibit 99.2

Astra Reaches Orbit

United States Space Force test payload reaches precise orbit in under ten minutes

Alameda, CA. November 22, 2021. Astra Space, Inc. (“Astra”) (Nasdaq: ASTR), successfully completed its first commercial orbital launch for the United States Space Force late Friday night, November 19, 2021, PST. The launch, STP-27AD2, was conducted from Astra’s Kodiak Spaceport, located at the Pacific Spaceport Complex in Kodiak, Alaska.

Astra’s launch system successfully demonstrated the orbital placement of a test payload to an inclination of 86.0 degrees at an altitude of 500 km. The payload achieved an orbital velocity of 7.61 kilometers per second in 8 minutes and 47 seconds.

“Reaching orbit is a historic milestone for Astra,” said Chris Kemp, Founder, Chairman and CEO of Astra. “We can now focus on delivering for our customers and scaling up rocket production and launch cadence.”

The United States Space Force contracted this launch through a Defense Innovation Unit Other Transaction Agreement.

Astra was founded in 2016 to launch a new generation of space services enabled by large constellations of small satellites in Low Earth Orbit. The team set out to design a rocket that could be mass produced like an automobile, and a launch system that could deliver payloads into orbit from spaceports everywhere, inspired by the opportunity to provide daily access to space. In just five years, Astra successfully “learned its way” to orbit, launch by launch, increasing capabilities and operational efficiencies with each iteration.

“We owe this success to our incredible team and the culture we’ve built at Astra.” said Adam London, Co-Founder and CTO of Astra. “I’m humbled by their courage and commitment to keep building, launching, learning, and iterating until we succeeded.”

About Astra

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Today, Astra offers the one of the lowest cost-per-launch dedicated orbital launch service of any operational launch provider in the world. Astra completed its first commercial orbital launch in November 2021, making it one of the fastest U.S. company in history to reach this milestone. Astra is based in Alameda, California, and was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit www.astra.com to learn more about Astra.

Safe Harbor Statement

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties, including Astra’s failure to meet the projected launch targets. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from Astra’s expectations or projections including the following factors, among others: (i) projected development and launch targets, including as a result of the decisions of governmental authorities or other third parties not within our control, weather and other suboptimal conditions that may make it difficult to perform a launch attempt; (ii) changes in applicable laws or regulations; (iii) the ability of Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the effect of the COVID-19 pandemic on Astra, (vii) the ability to manage its cash outflows during its pre-revenue business operations and (vii) other risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission by Astra.

When we use the phrase “commercial orbital launch,” we mean a launch conducted under a FAA Commercial Launch License.

Media Contact:

Kati Dahm

kati@astra.com

Investor Contact:

Dane Lewis

investors@astra.com